UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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ARCONIC Innovation, engineered. Keep Arconic Strong. PROTECT THE VALUE OF YOUR INVESTMENT. Make YOUR vote count. Vote FOR Arconic’s Directors and governance proposals on the enclosed WHITE proxy card today.

As you may know, Elliott Management, an activist hedge fund, is seeking to replace four of your company’s directors with four Elliott-picked nominees and is insisting that your company’s Board of Directors replace Arconic’s Chief Executive Officer, Klaus Kleinfeld, with Elliott’s hired consultant. Your Board, which serves the interests of all shareholders, believes that Arconic has the right strategy and the right team to drive future value. Vote FOR Arconic’s five qualified and experienced director nominees. VOTE THE WHITE PROXY CARD TODAY Amy E. Alving / David P. Hess / Klaus Kleinfeld / Ulrich Schmidt / Ratan N. Tata

The Facts are Clear: Arconic's Track Record Is Strong

MARGINS MORE THAN DOUBLED 2008 – 2016 [1]

$13 BILLION IN NEW AEROSPACE CONTRACTS since 2015

INDUSTRY LEADERSHIP
~80% of 2016 revenue from #1 or #2 market positions

#1

FORTUNE MOST ADMIRED METALS COMPANY since 2012

SHAREHOLDER VALUE
Since the separation, Arconic has delivered total shareholder return (TSR) of 57%[2], and we are on track to deliver sustained shareholder value over the long term.

7

NEW DIRECTORS SINCE THE BEGINNING OF 2016
Fresh perspectives, critical skills and relevant experience

[1] Based on combined segment adjusted EBITDA margin. Reconciliations of non-GAAP financial measures are included in an attachment to this communication
[2] TSR calculated based on closing price from November 1st, 2016 and March 1st, 2017

Arconic Has a Defined Plan to Deliver Value to Shareholders 2008–2009 Saved the company Strategic Transformation Over the Next Three Years Arconic Plans to: Grow revenue 7-8% per year 1 Increase profitability by expanding margins from 16.6% to ~19%2 Reduce Debt by $1 billion in 2017 Double Free Cash Flow from ~$350 million to ~$700 million 2010–2015 2016 2017-2019 Transformed the company Executed separation 1 Compounded annual growth rate from year end 2017 to year end 2019 2 Combined segment adjusted EBITDA margin expansion 2016A–2019

VOTE THE **WHITE** PROXY CARD TODAY

Your Board Unanimously Supports
Management and Arconic's Strategy

Cutting-Edge Innovation

Investing in R&D for a healthy pipeline of technology to create a successful future



Arconic invented more than 90% of all aluminum alloys that have flown.



Today, one out of three aluminum doors in North America are Arconic's Kawneer brand.



Arconic is capable of producing over 90% of structural and rotating parts in aero engines.



47% lighter than steel equivalent, Arconic's Ultra ONE™ with MagnaForce™ alloy wheel is the world's lightest heavy duty truck wheel.

Strong Customer Relationships

Our people make the products that supply industry leaders, including GE, Pratt & Whitney, Boeing, Airbus and Ford.

"Investments in technology and rate readiness are more important than ever within the supply chains of our growing aviation industry. GE supports Klaus and the Arconic commitment to those priorities and the long-term future of our industry."

David Joyce, Vice Chair of GE, February 2017

AIRBUS

"Arconic has become a key partner to Airbus for new technologies. What I particularly value is Klaus' deep understanding of the critical levers to support OEM goals. As CEO of Airbus, I fully support his continued leadership of Arconic."

Tom Enders, CEO of Airbus, March 2017

Amy E. Alving Joined November 2016—Technology leader whose 23-year career spans business, government, defense and academia—Former CTO of Science Applications International Corporation (SAIC), one of the largest U.S. defense contractors; Former Director, Special Projects Office at DARPA, a highly respected agency of the U.S. Department of Defense responsible for the development of emerging technologies for use by the military David P. Hess Joined March 2017—Numerous leadership roles over a nearly 40-year career with aerospace and defense companies—Former EVP and Chief Customer Officer for Aerospace at United Technologies Corporation; Former President of Pratt & Whitney Klaus Kleinfeld Joined November 2003; appointed as CEO May 2008—As the only management representative, provides an important perspective about the business and strategic direction—Led Alcoa Inc.’s turnaround through the economic recession and collapse of the aluminum market then executed a successful transformation to launch Arconic and Alcoa Corporation—20-year career at Siemens AG and as CEO presided over a dramatic transformation to reshape its portfolio around three high growth areas Ulrich Schmidt Joined February 2016 following nomination by Elliott Management—Background of over 22-years in the aerospace industry, plus financial management and strategic planning as an executive and director—Former EVP and CFO of Spirit Aerosystems Holdings, Inc.; Former EVP and CFO of Goodrich Corporation; Former Director of aerospace supplier Precision Castparts Corporation Ratan N. Tata Joined February 2007—International business expertise in industries including automotive and steel, and serves on advisory boards including Mitsubishi Corporation, JP Morgan Chase and Rolls Royce—Chairman of Tata Trusts; Former Chairman of the major Tata Group companies, including Tata Motors and Tata Steel Arconic’s Director Nominees Provide Fresh Perspectives, Critical Skills and Relevant Expertise VOTE THE WHITE PROXY CARD TODAY

Arconic’s Board Is Independent, Engaged and Committed to Good Governance Independent, action-oriented Board committed to holding management accountable 7 out of 12 independent directors added since the beginning of 2016, adding expertise and fresh perspectives Significant CEO and seniorexecutive- level experience across a range of relevant sectors Newly revised executive compensation program reflecting feedback from shareholders Vote FOR Arconic’s directors and governance proposals

Forward–Looking Statements This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of end markets and potential share gains; statements and guidance regarding future financial results or operating performance; and statements about Arconic’s strategies, outlook, business and financial prospects. Forward-looking statements are not guarantees of future performance, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties, including, but not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (i) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2016, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market. Your Vote Is Important! Keep Arconic strong. Vote the WHITE Proxy Card Today We urge you to discard any BLUE proxy card you might receive from Elliott Management. Only the last proxy card you submit counts! If you have any questions, please call our proxy solicitor: Innisfree M&A Incorporated (877) 750-5836 (TOLL-FREE from the U.S. and Canada) (412) 232-3651 (from other locations) VOTE BY TELEPHONE, INTERNET OR MAIL ARCONIC Innovation, engineered.

ARCONIC Non-GAAP Financial Measures Some of the information included in this communication is derived from Arconic’s consolidated financial information but is not presented in Arconic’s financial statements prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). Certain of these data are considered “non-GAAP financial measures” under SEC rules. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measure. Reconciliations to the most directly comparable GAAP financial measures and management’s rationale for the use of the non-GAAP financial measures can be found below. Arconic has not provided a reconciliation of any forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures because Arconic is unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts, and Arconic believes such reconciliations would imply a degree of precision that would be confusing or misleading to investors. In particular, reconciliations of forward-looking non-GAAP financial measures such as adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow to the most directly comparable GAAP measures are not available without unreasonable efforts due to the variability and complexity with respect to the charges and other components excluded from these non-GAAP measures, such as the effects of foreign currency movements, equity income, gains or losses on sales of assets, taxes and any future restructuring or impairment charges. These reconciling items are in addition to the inherent variability already included in the GAAP measures, which includes, but is not limited to, price/mix and volume. Reconciliation of Combined Segment Adjusted EBITDA (in millions) 2016 20083 Net loss attributable to Arconic $(941) Discontinued operations 1 (121) Unallocated Amounts (net of tax): Impact of LIFO 11 Metal price lag (21) Interest expense 324 Corporate expense 306 Restructuring and other charges 114 Other2 1,415 Combined segment ATOI (after-tax operating income) $1,087 $532 Add combined segment: Depreciation and amortization 504 361 Income taxes 472 275 Other—6 Combined segment Adjusted EBITDA $2,063 $1,174 Add: Wire harness and electrical distribution adjusted EBITDA (115) Adjusted EBITDA including wire harness and electrical distribution $1,0594 Third party sales $12,394 $14,144 Add: Wire harness and electrical distribution third party sales $1,206 Third Party Sales including wire harness and electrical distribution $15,3504 Adjusted EBITDA Margin 16.6% 6.9%4 Arconic’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation and amortization. The Other line in the table above includes gains/losses on asset sales and other non-operating items. Adjusted EBITDA is a non-GAAP financial measure. Management believes that this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Arconic’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies. 1 On November 1, 2016, the former Alcoa Inc. was separated into two standalone, publicly-traded companies, Arconic and Alcoa Corporation, by means of a pro rata distribution of 80.1 percent of the outstanding common stock of Alcoa Corporation to Alcoa Inc. shareholders. Accordingly, the results of operations of Alcoa Corporation have been reflected as discontinued operations for all periods presented. 2 Other includes a charge for valuation allowances related to the November 1, 2016 separation ($1,267) and a net charge for the remeasurement of certain deferred tax assets due to tax rate and tax law changes ($51). 3 For 2008, a reconciliation of combined segments adjusted EBITDA to combined segments ATOI, which was the segment profit metric at the time, has been provided. A reconciliation to Net (loss) income attributable to Arconic is not available without unreasonable efforts. 4 Includes the wire harness and electrical distribution business which was sold in 2009 and reflected in discontinued operations in the 2008 historical presentation.